Exhibit 10.4
EQUITY ADMINISTRATION AGREEMENT
     THIS EQUITY ADMINISTRATION AGREEMENT (this “Agreement”), dated as of June __, 2011, is by and between The Madison Square Garden Company, a Delaware corporation (“MSG”), and AMC Networks Inc., a Delaware corporation (“AMC”) and, together with MSG, each, a “Party” and collectively, the “Parties”).
RECITALS
     WHEREAS, the Board of Directors of Cablevision Systems Corporation (“CVC”) has determined that it is in the best interests of CVC to separate the AMC Business (as defined below) and the CVC Business (as defined below) into two independent public companies, on the terms and subject to the conditions set forth in a distribution agreement, dated [______] (the “AMC Separation”);
     WHEREAS, the separation of MSG and the MSG Business (as defined below) from CVC and the CVC Business was completed on February 9, 2010 (the “MSG Separation”);
     WHEREAS, as a result of the AMC Separation, any MSG Employee (as defined below) who holds CVC equity interests will receive certain AMC equity interests;
     WHEREAS, as a result of the MSG Separation, certain AMC Employees (as defined below), who then held CVC equity interests received certain MSG equity interests;
     WHEREAS, MSG and AMC have agreed to enter into this agreement for the purpose of setting forth certain responsibilities and arrangements of each Party with respect to the equity interests of each Party held or to be held by employees of the other Party.
     NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement, including all the exhibits hereto, and all amendments made hereto from time to time.
     “AMC” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “AMC Business” means all businesses and operations conducted by the AMC Group from time to time, whether prior to, at or after the Distribution Date, including the businesses and operations conducted by the AMC Group as more fully described in the AMC Information Statement and excluding the MSG Business and CVC Business.

     “AMC Common Stock” means the Class A Common Stock, par value $0.01 per share, of AMC and Class B Common Stock, par value $0.01 per share, of AMC.
     “AMC Dividend Shares” means shares of AMC Class A Common Stock issued as a dividend to the beneficial owners of CVC Restricted Stock in connection with the Distribution and subject to the same conditions and restrictions as the underlying CVC Restricted Stock.
     “AMC Employee” means any individual who is employed by AMC or any member of the AMC Group in a capacity considered by AMC to be common law employment, including active employees and employees on vacation and approved leaves of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).
     “AMC Group” means, as of the Distribution Date, AMC and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become part of such Group from time to time thereafter. The AMC Group shall not include any member of the MSG Group.
     “AMC Information Statement” means the definitive information statement distributed to holders of CVC Common Stock in connection with the Distribution and filed with the U.S. Securities and Exchange Commission.
     “AMC Option” means an option to buy AMC Class A Common Stock granted pursuant to an AMC Share Plan in connection with the Distribution.
     “AMC Participant” means any individual who, immediately following the Distribution Date, is an AMC Employee, a Former AMC Employee or a beneficiary or surviving spouse of either of the foregoing.
     “AMC SAR” means a stock appreciation right with respect to AMC Class A Common Stock granted pursuant to an AMC Share Plan in connection with the Distribution.
     “AMC Separation” shall have the meaning set forth in the Recitals.
     “AMC Share Plan” means, collectively, the AMC 2011 Employee Stock Plan and any other stock plan or stock incentive arrangement, including equity award agreements, governing the terms and conditions of Equity Compensation of AMC.
     “Code” means the U.S. Internal Revenue Code of 1986, as amended.
     “CVC Business” means all the businesses and operations conducted by the CVC Group from time to time, other than the AMC Business and MSG Business.
     “CVC Common Stock” means the Class A Common Stock, par value $0.01 per share, of CVC and Class B Common Stock, par value $0.01 per share, of CVC.

     “CVC Group” means CVC and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become a part of such Group from time to time thereafter. The CVC Group shall not include any member of the AMC Group or MSG Group.
     “CVC Restricted Stock” means unvested restricted shares of Cablevision Class A Common Stock granted pursuant to a CVC Share Plan and outstanding as of the Distribution Date.
     “CVC Restricted Stock Agreement” means an agreement by and between CVC and an AMC Employee or MSG Employee with respect to a grant of CVC Restricted Stock to such AMC Employee or MSG Employee.
     “CVC Share Plan” means, collectively, any stock option or stock incentive compensation plan or arrangement, including equity award agreements, maintained before the Distribution Date for employees, officers or non-employee directors of CVC or its Subsidiaries, as amended.
     “Distribution” means the distribution of AMC Common Stock to holders of shares of CVC Common Stock which will occur in connection with the AMC Separation.
     “Distribution Date” means the date of consummation of the Distribution.
     “Equity Compensation” means, collectively, the MSG Dividend Shares, MSG Options, and MSG SARs and AMC Dividend Shares, AMC Options and AMC SARs.
     “Former AMC Employee” means any former employee of any member of the AMC Group.
     “Former MSG Employee” means any former employee of any member of the MSG Group.
     “Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, the NYSE, NASDAQ or other regulatory, administrative or governmental authority.
     “Group” means the AMC Group and/or the MSG Group, as the context requires.
     “IRS” means the U.S. Internal Revenue Service.
     “Law” means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the U.S., any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.
     “Liabilities” means all debts, liabilities, obligations, responsibilities, Losses, damages (whether compensatory, punitive, or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or a Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys’ fees, disbursements and expense of counsel, expert and consulting fees, fees of third-party administrators and costs related thereto or to the investigation or defense thereof.
     “Loss” means any claim, demand, complaint, damages (whether compensatory, punitive, consequential, treble or other), fines, penalties, loss, liability, payment, cost or expense arising out of, relating to or in connection with any action.
     “MSG” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “MSG Business” means all businesses and operations conducted by the MSG Group from time to time, whether prior to, at or after the Distribution Date, other than the AMC Business and CVC Business.
     “MSG Common Stock” means the Class A Common Stock, par value $0.01 per share, of MSG and Class B Common Stock, par value $0.01 per share, of MSG.
     “MSG Dividend Shares” means shares of MSG Class A Common Stock issued as a dividend to the beneficial owners of CVC Restricted Stock in connection with the MSG Separation and subject to the same conditions and restrictions as the underlying CVC Restricted Stock.
     “MSG Employee” means any individual who is employed by MSG or any member of the MSG Group in a capacity considered by MSG to be common law employment, including active employees and employees on vacation and approved leaves of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).
     “MSG Group” means MSG and each of its former and current Subsidiaries (or any predecessor organization thereof), and any corporation or entity that may become part of such Group from time to time thereafter.
     “MSG Option” means an option to buy MSG Class A Common Stock granted pursuant to an MSG Share Plan and outstanding as of the Distribution Date.
     “MSG Participant” means any individual who is a MSG Employee, a Former MSG Employee or a beneficiary or surviving spouse of either of the foregoing.
     “MSG SAR” means a stock appreciation right with respect to MSG Class A Common Stock granted pursuant to a MSG Share Plan and outstanding as of the Distribution Date.

     “MSG Share Plan” means, collectively, the Madison Square Garden, Inc. 2010 Employee Stock Plan and any other stock plan or stock incentive arrangement, including equity award agreements, governing the Equity Compensation of MSG.
     “NASDAQ” means The Nasdaq Stock Market, Inc.
     “NYSE” means the New York Stock Exchange, Inc.
     “Party” and “Parties” shall have the meanings ascribed thereto in the preamble to this Agreement.
     “Subsidiary” means with respect to any Party, any corporation or other legal entity of which such Party or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interests entitled to vote on the election of members to the board of directors or similar governing body, or in the case of an entity with no governing body, more than 50% of the equity interests.
     “U.S.” means the United States of America.
     Section 1.2 General Interpretive Principles. Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires. The words “hereof,” “herein,” “hereunder,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. Any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.
ARTICLE II
ADMINISTRATION OF EQUITY COMPENSATION
     Section 2.1 Forfeiture of MSG Dividend Shares.
     (a) MSG Dividend Shares. If a holder of MSG Dividend Shares who is an AMC Participant forfeits such MSG Dividend Shares pursuant to the terms of the applicable CVC Restricted Stock Agreement, the parties shall ensure that the appropriate transfer agent promptly returns the forfeited MSG Dividend Shares to MSG. For the avoidance of doubt, forfeited MSG Dividend Shares held by an AMC Employee or Former AMC Employee shall be returned to MSG without any reimbursement by MSG to AMC for such forfeited restricted stock.
     (b) AMC Dividend Shares. If a holder of AMC Dividend Shares who is an MSG Participant forfeits such AMC Dividend Shares pursuant to the terms of the applicable CVC Restricted Stock Agreement, the parties shall ensure that the appropriate transfer agent returns the forfeited AMC Dividend Shares to AMC. For the avoidance of doubt, forfeited AMC

Dividend Shares held by an MSG Employee or Former MSG Employee shall be returned to AMC without any reimbursement by AMC to MSG for such forfeited restricted stock.
     Section 2.2 Taxes and Withholding.
     (a) Options.
     (i) Exercise Price.
     (A) Upon the exercise of an MSG Option by an AMC Participant, the parties shall take steps to ensure that the applicable stock plan administrator delivers cash in an amount equal to the exercise price, rounded up to the nearest whole penny, to AMC, which shall promptly deliver such payment to MSG.
     (B) Upon the exercise of an AMC Option by an MSG Participant, the parties shall take steps to ensure that the applicable stock plan administrator delivers cash in an amount equal to the exercise price, rounded up to the nearest whole penny, to MSG, which shall promptly delivery such payment to AMC.
     (ii) Taxes.
     (A) Upon exercise of an MSG Option or AMC Option by any holder, the employer or former employer of such holder shall fund and be liable to the applicable Governmental Authority for any employer taxes.
     (B) Upon exercise of an MSG Option or AMC Option by any holder, the parties shall take steps to ensure that the applicable stock plan administrator sells MSG Common Stock or AMC Common Stock, as applicable, in an amount equal to the required withholding amount and remits such amount to the employer or former employer of such holder.
     (b) SARs.
     (i) Settlement.
     (A) As of the Distribution Date, MSG shall be responsible for all Liabilities under MSG SARs and AMC SARs held by MSG Employees or Former MSG Employees. MSG shall settle such MSG SARs or AMC SARs upon vesting.
     (B) As of the Distribution Date, AMC shall assume responsibility for all Liabilities under MSG SARs and AMC SARs held by AMC Employees or Former AMC Employees. AMC shall settle such MSG SARs and AMC SARs upon vesting.
     (ii) Taxes.

     (A) Upon exercise of an MSG SAR or AMC SAR by any holder, the employer or former employer of such holder shall fund and be liable to the applicable Governmental Authority for any employer taxes.
     (B) Upon exercise of an MSG SAR or AMC SAR by any holder, the parties shall take steps to ensure that the applicable stock plan administrator delivers the applicable withholding amount to the employer or former employer of such holder.
     (c) Dividend Shares.
     (i) MSG Dividend Shares. Upon vesting of MSG Dividend Shares with respect to any holder, MSG will net share settle such MSG Dividend Shares. If the holder is an AMC Employee or Former AMC Employee, MSG will cause the cash payments associated with the net settlement to be delivered promptly to AMC in order for AMC to satisfy the associated employee withholding obligation. The employer or former employer of the holder shall fund and be liable to the applicable Governmental Authority for any employer taxes with respect to the MSG Dividend Shares.
     (ii) AMC Dividend Shares. Upon vesting of AMC Dividend Shares with respect to any holder, AMC will net share settle such AMC Dividend Shares. If the holder is an MSG Employee or Former MSG Employee, AMC will cause the cash payments associated with the net settlement to be delivered promptly to MSG in order for MSG to satisfy the associated employee withholding obligation. The employer or former employer of the holder shall fund and be liable to the applicable Governmental Authority for any employer taxes with respect to the AMC Dividend Shares.
     (d) Tax Deductions. With respect to the Equity Compensation held by individuals who are MSG Employees at the time the Equity Compensation becomes taxable and individuals who are Former MSG Employees at such time, MSG shall claim any federal, state and/or local tax deductions and AMC shall not claim such deductions. With respect to the Equity Compensation held by individuals who are employees of the AMC Group at the time the Equity Compensation becomes taxable and individuals who are Former AMC Employees at such time, AMC shall claim any federal, state and/or local tax deductions, and MSG shall not claim such deductions. If either MSG or AMC determines in its reasonable judgment that there is a substantial likelihood that a tax deduction that was assigned to MSG or AMC pursuant to this Section 2.2(d) will instead be available only to the other Party (whether as a result of a determination by the IRS, a change in the Code or the regulations or guidance thereunder, or otherwise), it will notify the other Party and both Parties will negotiate in good faith to resolve the issue in accordance with the following principle: the Party entitled to the deduction shall pay to the other party an amount that places the other Party in a financial position equivalent to the financial position the Party would have been in had the Party received the deduction as intended under this Section 2.2. Such amount shall be paid within 90 days of filing the last tax return necessary to make the determination described in the preceding sentence.
     Section 2.3 Cooperation. If, after the Distribution Date, MSG or AMC identify an administrative error in the individuals identified as holding Equity Compensation, the amount of

Equity Compensation so held, the vesting level of such Equity Compensation, or any other similar error, MSG and AMC shall mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and MSG and AMC in the position in which they would have been had the error not occurred. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of MSG Options, AMC Options, MSG SARs and AMC SARs and the settlement of MSG Dividend Shares and AMC Dividend Shares. Each of the Parties will work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records with respect to Equity Compensation are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Securities Exchange Act of 1934 and other applicable Laws. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to effectuate the purposes of this Agreement, including adopting any required plans or plan amendments. Each Party shall be entitled to rely in good faith on information provided by the other Party, and the providing Party shall be responsible for any Liabilities arising from missing, delayed, incomplete, inaccurate or outdated information or data.
     Section 2.4 SEC Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the U.S. Securities and Exchange Commission with respect to the long-term incentive awards to the extent any such registration statement is required by applicable Law.
     Section 2.5 Savings Clause. The Parties hereby acknowledge that the provisions of this Article II are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives. Notwithstanding anything in this Agreement to the contrary, the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.
     Section 2.6 Sharing of Information. MSG and AMC (acting directly or through their respective Subsidiaries) shall promptly provide to the other and their respective agents and vendors all information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its equity administration plans or arrangements and to determine the scope of, as well as fulfill, its obligations under this Agreement; provided, however, that in the event that any Party reasonably determines that any such provision of information could be commercially detrimental to such Party or any member of its Group, violate any Law or agreement to which such Party or any member of its Group is a party, or waive any attorney-client privilege applicable to such Party or any member of its Group, the Parties shall provide any such information and the Parties shall take all reasonable measures to comply with the obligations pursuant to this Section 2.6 in a manner that mitigates any such harm or consequence to the extent practicable, and the Parties agree to cooperate with each other and take such commercially reasonable steps as may be practicable to preserve the attorney-client privilege with respect to the disclosure of any such information. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such information available outside of its normal business hours and premises. Any information shared or exchanged pursuant to this Agreement shall be subject to generally accepted confidentiality requirements.
     Section 2.7 No Third-Party Beneficiaries. No provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any MSG Employee or AMC Employee or other MSG Participant or AMC Participant under any MSG Share Plan or AMC Share Plan or otherwise. This Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons (including any MSG Participant or AMC Participant or either of the Parties’ respective Subsidiaries) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. No provision in this Agreement shall modify or amend any other agreement, plan, program, or document unless this Agreement explicitly states that the provision “amends” that other agreement, plan, program, or document. This shall not prevent the Parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other person shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document unless the provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce the other agreement, plan, program, or document. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision in this Agreement shall be void ab initio, thereby precluding it from having any amendatory effect. Furthermore, nothing in this Agreement is intended to confer upon any MSG Employee, Former MSG Employee, AMC Employee or Former AMC Employee, any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.
     Section 2.8 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

ARTICLE III
MISCELLANEOUS
     Section 3.1 Effect If Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution does not take place or is terminated prior to the Distribution Date, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by MSG and AMC, and neither Party shall have any Liability to the other Party under this Agreement.
     Section 3.2 Complete Agreement; Construction. This Agreement, including the Exhibits, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
     Section 3.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.
     Section 3.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date.
     Section 3.5 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:
To MSG:
The Madison Square Garden Company
2 Pennsylvania Plaza
New York, New York 10001
Attention: General Counsel
To AMC:
AMC Networks Inc.
11 Penn Plaza — 15th Floor
New York, New York 10001
Attention: General Counsel
     Section 3.6 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

     Section 3.7 Amendments. Subject to the terms of Sections 3.8 and 3.10 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.
     Section 3.8 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that either Party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such Party so long as such purchaser expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning Party, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning Party to be performed or observed.
     Section 3.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
     Section 3.10 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.
     Section 3.11 Title and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     Section 3.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.
     Section 3.13 Waiver of Jury Trial. The Parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.
     Section 3.14 Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Distribution, the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.
     Section 3.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity,

legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[signature page follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

THE MADISON SQUARE GARDEN COMPANY
By:
Name:
Title:

AMC NETWORKS INC.
By:
	Name:	Joshua Sapan
	Title:	President and CEO